UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )
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Filed by a Party other than the Registrant [   ]
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[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12.

AT&T Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Explanatory Note

The following materials will be first mailed to shareholders of AT&T Corp., who have elected to access electronically the AT&T Annual Report and Proxy Statement, on or about May 27, 2005.

May 2005

Dear Shareholder:

     This will confirm that you intend to electronically access the AT&T Annual Report on Form 10K/A and Proxy Statement/Prospectus on the AT&T Investor Relations Website. To view and download these and other AT&T investor materials online, please go to http://www.att.com/ir.

     Enclosed with this confirmation notice are your proxy card, which contains the Notice of Meeting, a proxy voting insert and a business reply envelope. Since selecting either the telephone or Internet voting option will reduce our processing and administrative costs, we encourage our shareholders to choose one of these two electronic voting options. If you elect to vote your shares by telephone or the Internet, please do not return your paper proxy card.

     By using either voting option, you will vote your shares in the same manner as if you signed, dated and returned your proxy card by mail. Depending on your Internet service provider, please be aware that there may be additional costs associated with electronic access that must be assumed by the shareholder. If you would like to obtain paper copies of the annual report on Form 10K/A and/or the proxy statement/prospectus, please contact our transfer agent, EquiServe, no later than fifteen days before the June 30, 2005, annual meeting date by calling 1-800-348-8288.

     As a valued AT&T shareholder, your vote is very important to us.

Robert S. Feit
Vice President — Law and Secretary

Travel directions and an area map are located on the back of this notice.

TRAVEL AND PARKING DIRECTIONS

The Parking Garage for the Colorado Convention Center is accessed from the right lane of Northbound Speer Boulevard just before crossing Champa Street.

From Denver International Airport: Exit airport via Pena Boulevard to I-70 West. Take I-70 West to I-25 South. Exit I-25 at 212 A — Southbound Speer Boulevard. Take Southbound Speer Boulevard to Stout Street. Make a Left on Stout Street. Take Stout Street to Northbound Speer Boulevard. Make a Left on Northbound Speer Boulevard and move immediately to the Right lane. The entrance to the parking garage is on the right before crossing Champa Street.

From Points North (Fort Collins, Northglenn): Take I-25 South to Exit 212 A — Southbound Speer Boulevard. Take Southbound Speer Boulevard to Stout Street. Make a Left on Stout Street. Take Stout Street to Northbound Speer Boulevard. Make a Left on Northbound Speer Boulevard and move immediately to the Right lane. The entrance to the parking garage is on the right before crossing Champa Street.

From Points South:
Littleton/Englewood: Take Route 85 North to I-25 North Denver Tech Center/Centennial: Take I-25 North Take I-25 North to Exit 210 A — Colfax Avenue. Take Colfax Avenue Eastbound to Kalamath Street. Make a Left on Kalamath Street. Follow Kalamath around to the right as it turns into Stout Street. Continue on Stout Street to Northbound Speer Boulevard. Make a Left on Northbound Speer Boulevard and move immediately to the Right lane. The entrance to the parking garage is on the right before crossing Champa Street.